Exhibit 99.1

PhotoMedex Reports 2012 Fourth Quarter and Record Full Year Financial Results

Fourth quarter revenues up 91% over prior year, consumer revenues up 78%, diluted EPS totals $0.27

MONTGOMERYVILLE, Pa.--(BUSINESS WIRE)--March 13, 2013--PhotoMedex, Inc. (NASDAQ and TASE: PHMD) today announced financial results for the fourth quarter and full year ended December 31, 2012. A separate Form 10-K, including 2012 consolidated financial statements, will be filed with the Securities and Exchange Commission on or by March 18, 2013. Financial highlights of the 2012 fourth quarter and full year include:

Fourth Quarter (all comparisons are with the fourth quarter of 2011):

  Revenues of $54.8 million, an increase of 91%
  Gross profit of $43.0 million, an increase of 91%
  Net income of $5.9 million, compared with a net loss of $3.0 million
  Earnings per diluted share of $0.27, compared with a loss per share of $0.22
  Consumer revenues of $46.1 million, an increase of 78%
  Direct-to-consumer channel revenues of $30.0 million, an increase of 67%
  Global retail and home shopping channel revenues of $12.4 million, an increase of 158%
  Distributor consumer channel revenues of $3.8 million, an increase of 20%
  XTRAC® psoriasis and vitiligo treatment recurring revenues of $2.6 million, an increase of 63%
  Cash generated from operations of $14.0 million; during the quarter the company repurchased $5.4 million or 418,717 shares of its common stock at an average price of $12.93 per share
  Cash, cash equivalents and short-term investments as of December 31, 2012 were $62.4 million, or $3.00 per diluted share

Full Year 2012 (all comparisons are with the full year 2011):

  Revenues of $220.7 million, an increase of 67%
  Gross profit of $174.0 million, an increase of 64%
  Net income of $22.5 million, compared with a net loss of $0.7 million
  XTRAC franchise installed base of 361 sites compared with 268 sites, an increase of 35%
  Pre-merged PhotoMedex non-GAAP operating income of $1.5 million, compared with an operating loss of $1.8 million
  Earnings per diluted share of $1.08, compared with a loss per share of $0.06
  Consumer revenues of $188.4 million, an increase of 50%

On December 13, 2011 Radiancy, Inc. became a majority owned subsidiary of PhotoMedex in a reverse merger. Under generally accepted accounting principles (GAAP), Radiancy is deemed to be the financial acquirer for financial statement purposes. Therefore as a result of purchase accounting rules, the operating results of PhotoMedex for the fourth quarter and full year ended December 31, 2011 include activity from the pre-merged PhotoMedex from December 13 through December 31, 2011.

Management Commentary

Dr. Dolev Rafaeli, PhotoMedex CEO, commented, “We are very pleased with the progress we made in 2012, our first year of PhotoMedex and Radiancy operating as a single company. Not only did we deliver excellent growth in revenues and profits, but the integration of operations and culture went smoothly as a result of the dedicated effort and commitment of our people worldwide. Furthermore, the quality of growth, realized in all major product lines of our business, positions us well for further revenue gains in 2013.”

“Our consumer engine, with our world-class and efficient marketing platform, continues to outpace all competition. We also have proven out our premise that marketing lessons learned in the consumer segment are transportable to the medical side of our business. This includes success in offering our Neova® skin care line to no!no!™ consumers and creating awareness of XTRAC® among psoriasis patients through the message that the safest and most effective therapy for their disease is available at their local dermatologist. We are pleased that our efforts transformed the pre-merged PhotoMedex into a profitable business unit for 2012,” he added.

Reported Financial Results

Revenues for the fourth quarter of 2012 were $54.8 million, an increase of 91% over the same period in the prior year. Included in this amount is $7.2 million in revenues from pre-merged PhotoMedex. This compares with revenues for the fourth quarter of 2011 of $28.8 million, which included $1.5 million of revenues from pre-merged PhotoMedex.

Net income for the fourth quarter of 2012 was $5.9 million or $0.27 per diluted share, which included $1.4 million in stock-based compensation expense and $1.4 million in depreciation and amortization expenses. This compares with a net loss for the fourth quarter of 2011 of $3.0 million or $0.22 per share, which included $5.2 million in stock-based compensation expense and $0.3 million in depreciation and amortization expenses.

Revenues for the year ended December 31, 2012 were $220.7 million, an increase of 67% over the same period in 2011. Included in this amount is $27.8 million in revenues from pre-merged PhotoMedex. This compares with revenues for the year ended December 31, 2011 of $132.1 million, which included $1.5 million revenues from pre-merged PhotoMedex.

Net income for the year ended December 31, 2012 was $22.5 million or $1.08 per diluted share, which included $6.2 million in stock-based compensation expense, $5.6 million in depreciation and amortization expenses, $5.4 million in expenses for past litigation and $0.7 million in other one-time charges. This compares with a net loss for the year ended December 31, 2011 of $0.7 million or $0.06 per share, which included $21.6 million in stock-based compensation expense, $0.6 million in depreciation and amortization expenses, $3.8 million in expenses for past litigation and $14.5 million in merger-related expenses.

As of December 31, 2012, the Company had cash, cash equivalents and short-term investments of $62.4 million. During the 2012 fourth quarter the Company repurchased 418,717 shares of its common stock in the open market at an average price of $12.93 per share, for a total of $5.4 million.

On a pro forma basis, had the merger been completed on January 1, 2011, revenues for the three months ended December 31, 2011 would have been $34.3 million, gross profit would have been $23.9 million and the net loss would have been $8.1 million. On a pro forma basis, had the merger been completed on January 1, 2011, revenues for the year ended December 31, 2011 would have been $162.3 million, gross profit would have been $118.5 million and the net loss would have been $13.1 million.

Management expects revenues for the first quarter of 2013 to be more than $57 million.

Non-GAAP Financial Measures

To supplement PhotoMedex’s consolidated financial statements presented in accordance with GAAP, PhotoMedex provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted income and non-GAAP adjusted income per share.

PhotoMedex’s reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP measures. These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex’s current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company’s core operating results and business outlook. In addition, PhotoMedex believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

(Unaudited)

	Three Months Ended Dec. 31,		For the Year Ended Dec. 31
(ooo's) except per share amounts	2012	2011 *	2012	2011 *

Net income (loss) as reported	$ 5,894	$ (2,983)	$ 22,489	$ (694)

Adjustments:
Depreciation and amortization expense	1,435	316	5,611	590
Interest expense, net	(3)	-	398	24
Income tax expense	832	(629)	4,438	(2,022)

EBITDA	$ 8,158	$ (3,296)	$ 32,936	$ (2,102)

Stock-based compensation expense	1,380	5,201	6,197	21,637

Settled litigation expense	-	1,700	5,398	3,798
Merger-related expenses	-	1,010	-	14,474
Other one-time expenses	-	-	654	-

Non-GAAP adjusted income	$ 9,538	$ 4,615	$ 45,185	$ 37,807
Fully diluted shares outstanding at December 31, 2012	21,357	21,357	21,357	21,357
Non-GAAP adjusted income per share	$0.45	$0.22	$2.12	$1.77

*PhotoMedex, Inc. merged with Radiancy, Inc. in a reverse acquisition on December 13, 2011. Therefore, the operating results of PhotoMedex for the three- and 12-month periods ended December 31, 2011 only include activity from the pre-merged PhotoMedex from December 13, 2011 through December 31, 2011.

Conference Call

PhotoMedex will hold a live investor conference call to discuss the Company’s 2012 fourth quarter and annual results and to answer questions today, March 13, 2013 beginning at 11:00 a.m. EST (5:00 p.m. Israel time).

To participate in the conference call, dial toll-free 888-271-8602 in the United States, or International/toll 913-312-0724 (and confirmation code # 6431670). For the convenience of our Israeli participants, a local toll-free number (1-80-924-6064) has been set up (the confirmation code remains the same # 6431670). If you are unable to participate in the live call, an archived digital replay of the call will be available from 2:00 p.m. EST, Wednesday, March 13 to 2:00 p.m. EST Wednesday, March 27, 2013 by dialing toll-free 888-203-1112 or International/toll 719-457-0820 (Israeli participants may dial local toll-free 1-80-924-6038) and using confirmation code # 6431670.

The live webcast of PhotoMedex, Inc.’s quarterly and annual conference call will be available online by going to www.photomedex.com and clicking on the link to Investor Relations, and at www.streetevents.com. The online replay will be available shortly after the call has been completed.

About PhotoMedex

PhotoMedex is a global skin health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. The company provides proprietary products and services that address skin diseases and conditions including psoriasis, vitiligo, acne, actinic keratosis (a precursor to certain types of skin cancer) and photo damage. Its experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. As a result of its December 2011 merger with Radiancy Inc., PhotoMedex has added a range of home-use devices under the no!no!™ brand, for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements, including, but not limited to, statements relating to PhotoMedex’s future financial performance, strategies, potential sales and earnings growth, and some portions of the conference call, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans will also contain “forward-looking statements”, each within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, there are risks and uncertainties related to successfully integrating the products and employees of the Company and Radiancy, as well as the ability to ensure continued regulatory compliance, performance and/or market growth. These risks, uncertainties and other factors, and the general risks associated with the businesses of the Company described from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements. The Company cautions readers not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to the Company, inherently involve significant risks and uncertainties and are qualified in their entirety by this cautionary statement. The Company anticipates that subsequent events and developments will cause its views to change. The information contained in this conference call speaks as of the date hereof and the Company has or undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

-- Financial Statements follow --

PHOTOMEDEX, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(ooo's) except per share amounts	2012	2011*	2012	2011*

Revenues	$54,791	$28,749	$220,651	$132,082

Cost of revenues	11,772	6,242	46,642	26,296
Gross profit	43,019	22,507	174,009	105,786

Operating expenses:
Selling and marketing	31,299	16,680	116,487	62,185
General and administrative	4,737	8,913	27,330	45,192
Research and development and engineering	768	357	2,914	1,057
	36,804	25,950	146,731	108,434
Operating income	6,215	(3,443)	27,278	(2,648)
Interest and other financing income (expense), net	511	(169)	(351)	(68)

Income before taxes expense	6,726	(3,612)	26,927	(2,716)

Income tax expense (benefit)	832	(629)	4,438	(2,022)

Net income (loss)[1]	$5,894	$(2,983)	$22,489	$(694)

Net income (loss) per share:
Basic	$0.28	($0.22)	$1.10	($0.06)
Diluted	$0.27	($0.22)	$1.08	($0.06)

Shares used in computing net income (loss) per share:
Basic	20,948	13,510	20,356	11,602
Diluted	21,357	13,510	20,764	11,602

[1] Includes: depreciation and amortization	1,435	316	5,611	590

Share-based compensation expense	1,380	5,201	6,197	21,637

*PhotoMedex, Inc. merged with Radiancy, Inc. in a reverse acquisition on December 13, 2011. Therefore, the operating results of PhotoMedex for the three- and 12-month periods ended December 31, 2011 only include activity from the pre-merged PhotoMedex from December 13, 2011 through December 31, 2011.

	Three months ended Dec. 31,		Year ended Dec 31,
	2012	2011*	2012	2011*
Consumer:
Direct	$29,997	$17,957	$125,208	$75,904
Distributors	$3,763	$3,123	$24,851	$28,948
Retailer and home shopping channels	$12,362	$4,783	$38,366	$20,729
sub-total	$46,122	$25,863	$188,425	$125,581

Physician Recurring
XTRAC treatments	2,612	298	8,441	298
Skin care	1,949	385	8,156	385
Other	1,255	146	4,687	146
sub-total	5,816	829	21,284	829

Professional	2,853	2,057	10,942	5,672

Total Revenues	$54,791	$28,749	$220,651	$132,082

* PhotoMedex, Inc. merged with Radiancy, Inc. in a reverse acquisition on December 13, 2011. Therefore, the operating results of PhotoMedex for the three- and 12-month periods ended December 31, 2011 only include activity from the pre-merged PhotoMedex from December 13, 2011 through December 31, 2011.

PHOTOMEDEX, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	Dec. 31, 2012	Dec. 31, 2011
Assets
Cash, cash equivalents and short-term investments	$62,348	$16,549
Accounts receivable, net	19,064	12,393
Inventories	22,467	19,208
Other current assets	27,508	13,690
Property and equipment, net	6,759	5,324
Other non-current assets	74,559	77,167
Total Assets	$212,705	$144,331

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$35,433	$27,021
Other current liabilities	5,259	1,948
Bank and lease notes payable	619	2,232
Other liabilities	4,067	2,405
Stockholders' equity	167,327	110,725
Total Liabilities and Stockholders' Equity	$212,705	$144,331

PHOTOMEDEX, INC. CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Three Months ended		For the Year Ended
	Dec. 31,		Dec. 31,
	2012	2011	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$5,894	$(2,983)	$22,489	$(694)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,435	316	5,611	590
Provision for doubtful accounts	1,225	217	4,629	2,595
Deferred income taxes	(2,800)	(589)	(3,132)	(5,751)
Stock-based compensation	1,380	5,201	6,197	21,637
Changes in assets and liabilities:
(Increase) decrease in:
Current assets	615	195	(23,032)	(7,769)
Current liabilities	6,285	62	12,303	2,851
Net cash provided by operating activities	14,034	2,419	25,065	13,459

CASH FLOWS FROM INVESTING ACTIVITIES:
Lasers placed in service	(1,092)	15	(3,221)	15
Purchases of PP&E, net	(296)	(129)	(573)	(358)
Other	(35)	(18,700)	(18,069)	(4,310)
Net cash used in investing activities	(1,423)	(18,814)	(21,863)	(4,653)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options/issuance (share-purchase) of securities, net	(5,401)	151	27,057	410
Repayments of debt	(8)	-	(2,465)	(250)
Net cash (used in) provided by financing activities	(5,409)	151	24,592	160
EFFECT OF EXCHANGE RATE CHANGES ON CASH	339	2	5	2

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,541	(16,242)	27,799	8,968
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	36,807	32,791	16,549	7,581

CASH AND CASH EQUIVALENTS, END OF PERIOD	$44,348	$16,549	$44,348	$16,549

* PhotoMedex, Inc. merged with Radiancy, Inc. in a reverse acquisition on December 13, 2011. Therefore, the operating results of PhotoMedex for the three- and 12-month periods ended December 31, 2011 only include activity from the pre-merged PhotoMedex from December 13, 2011 through December 31, 2011.

CONTACT:
LHA
Kim Sutton Golodetz, 212-838-3777
Kgolodetz@lhai.com
or
Bruce Voss, 310-691-7100
Bvoss@lhai.com
@LHA_IR_PR
or
PhotoMedex, Inc.
Dennis McGrath, 215-619-3287
Chief Financial Officer
info@photomedex.com